EXHIBIT 99.1
For more information:
Investor contact: Aaron Pearce 414-438-6895
Media contact: Carole Herbstreit 414-438-6882
Brady Corporation reports financial results for fiscal 2011 first quarter
MILWAUKEE (November 18, 2010)—Brady Corporation (NYSE:BRC) today reported financial results for its fiscal 2011 first quarter ended October 31, 2010.
Net income in the fiscal 2011 first quarter increased 21.3 percent to $26.3 million compared to $21.7 million in the first quarter of fiscal 2010. Excluding $2.6 million in after-tax restructuring charges, net income was up 18.9 percent to $28.9 million compared to $24.3 million in the same quarter last year.
Earnings per diluted Class A Common Share were $0.50 in the first quarter of 2011 compared to $0.41 in the prior year quarter. Excluding after-tax restructuring charges, earnings per diluted Class A Common Share increased 19.6 percent to $0.55 in the first quarter of fiscal 2011, compared to $0.46 per diluted share in the prior year’s first quarter.
Sales for the quarter were up 3.5 percent to $329.6 million compared to $318.5 million in the first quarter of fiscal 2010. Organic sales increased 2.0 percent in the quarter and acquisitions added another 2.0 percent to sales. Currency exchange reduced sales by 0.5 percent in the quarter.
“I’m pleased with the continued improvement in our profitability and gross profit margin as a direct result of our on-going initiatives to streamline our processes and improve our profitability through various activities including those stemming from the Brady Business Performance System (BBPS),” said Frank M. Jaehnert, Brady’s president and chief executive officer. “We also continue to invest in growth initiatives, especially our investment in developing new, proprietary products as well as growth though business acquisitions, both within our core markets and near-in adjacencies.”
“We are encouraged by the traction we have seen in our productivity and cost saving initiatives. As a result of this and the strengthening of certain foreign currencies versus the U.S. dollar, we are increasing our full year fiscal 2011 earnings per diluted Class A Common share guidance from between $1.95 and $2.15 to between $2.05 and $2.25 per share, excluding pretax restructuring charges of $12 to $15 million or $0.17 to $0.21 per share,” said Brady Chief Financial Officer Thomas J. Felmer. “We maintain our mid-single digit sales growth outlook for the balance of fiscal 2011. Our guidance reflects all cost savings we expect to realize this year from these restructuring activities as well as from our BBPS initiatives for operational improvements.”
A Web cast regarding fiscal 2011 first quarter results will be available at www.investor.bradycorp.com beginning at 7:00 a.m. Central time on November 18, 2010.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels and signs, safety devices, printing systems and software, and precision die-cut materials. Founded in 1914, the company has more than 1 million customers in electronics, telecommunications, manufacturing, electrical, construction, education, medical and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and employs approximately 6,600 people at operations in the Americas, Europe and Asia-Pacific. Brady’s fiscal 2010 sales were approximately $1.26 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.
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Brady believes that certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements related to future, not past, events included in this news release, including, without limitation, statements regarding Brady’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations are forward-looking statements. When used in this news release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from the length or severity of the current worldwide economic downturn or timing or strength of a subsequent recovery; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, transportation; difficulties in making and integrating acquisitions; risks associated with newly acquired businesses; Brady’s ability to develop and successfully market new products; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; fluctuations in currency rates versus the US dollar; unforeseen tax consequences; potential write-offs of Brady’s substantial intangible assets; Brady’s ability to retain significant contracts and customers; risks associated with international operations; Brady’s ability to maintain compliance with its debt covenants; technology changes; business interruptions due to implementing business systems; environmental, health and safety compliance costs and liabilities; future competition; interruptions to sources of supply; Brady’s ability to realize cost savings from operating initiatives; difficulties associated with exports; risks associated with restructuring plans; risks associated with obtaining governmental approvals and maintaining regulatory compliance; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section located in Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2010. These uncertainties may cause Brady’s actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements.

BRADY CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended October 31,
			Percentage
	2010	2009	Change
Net sales	$329,588	$318,486	3.5%
Cost of products sold	165,076	161,043	2.5%

Gross margin	164,512	157,443	4.5%

Operating expenses:
Research and development	9,944	9,609	3.5%
Selling, general and administrative	109,324	108,676	0.6%
Restructuring charge	3,641	3,601	1.1%

Total operating expenses	122,909	121,886	0.8%

Operating income	41,603	35,557	17.0%

Other income and (expense):
Investment and other income	290	48	504.2%
Interest expense	(5,687)	(5,162)	10.2%

Income before income taxes	36,206	30,443	18.9%

Income taxes	9,925	8,775	13.1%

Net income	$26,281	$21,668	21.3%

Per Class A Nonvoting Common Share:
Basic net income	$0.50	$0.41	22.0%
Diluted net income	$0.50	$0.41	22.0%
Dividends	$0.18	$0.175	2.9%

Per Class B Voting Common Share:
Basic net income	$0.48	$0.40	20.0%
Diluted net income	$0.48	$0.39	23.1%
Dividends	$0.163	$0.158	3.2%

Weighted average common shares outstanding (in thousands):
Basic	52,448	52,337
Diluted	52,810	52,943

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	(Unaudited)
	October 31, 2010	July 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$326,100	$314,840
Accounts receivable — Net	242,207	221,621
Inventories:
Finished products	53,935	52,906
Work-in-process	15,781	13,146
Raw materials and supplies	31,479	28,620

Total inventories	101,195	94,672
Prepaid expenses and other current assets	38,017	37,839

Total current assets	707,519	668,972

Other assets:
Goodwill	786,203	768,600
Other intangible assets, net	101,070	103,546
Deferred income taxes	46,874	39,103
Other	21,261	20,808

Property, plant and equipment:
Cost:
Land	6,346	6,265
Buildings and improvements	102,781	101,138
Machinery and equipment	295,605	289,727
Construction in progress	11,026	9,873

	415,758	407,003

Less accumulated depreciation	273,437	261,501

Property, plant and equipment — net	142,321	145,502

Total	$1,805,248	$1,746,531

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$95,513	$96,702
Wages and amounts withheld from employees	51,577	67,285
Taxes, other than income taxes	7,993	7,537
Accrued income taxes	19,975	10,138
Other current liabilities	54,804	50,862
Current maturities on long-term debt	61,264	61,264

Total current liabilities	291,126	293,788

Long-term obligations, less current maturities	389,660	382,940

Other liabilities	67,243	64,776

Total liabilities	748,029	741,504

Stockholders’ investment:
Common stock:
Class A nonvoting common stock — Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 48,981,331 and 48,875,716 shares, respectively	513	513
Class B voting common stock — Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	306,474	304,205
Income retained in the business	735,368	718,512
Treasury stock — 1,970,156 and 2,175,771 shares, respectively of Class A nonvoting common stock, at cost	(60,208)	(66,314)
Accumulated other comprehensive income	80,212	50,905
Other	(5,175)	(2,829)

Total stockholders’ investment	1,057,219	1,005,027

Total	$1,805,248	$1,746,531

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	(Unaudited)
	Three Months Ended
	October 31
	2010	2009
Operating activities:
Net income	$26,281	$21,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,594	13,817
Deferred income taxes	(4,849)	(2,985)
Non-cash portion of stock-based compensation expense	4,069	2,952
Non-cash portion of restructuring	951	288
Other	193	(4)
Changes in operating assets and liabilities (net of effects of business acquisitions):
Accounts receivable	(13,614)	(28,818)
Inventories	(3,689)	3,144
Prepaid expenses and other assets	1,078	(657)
Accounts payable and accrued liabilities	(18,104)	20,269
Income taxes	10,245	4,626
Other liabilities	1,002	(464)

Net cash provided by operating activities	16,157	33,836

Investing activities:
Acquisition of business, net of cash acquired	—	(1,840)
Purchases of property, plant and equipment	(2,810)	(9,001)
Other	(908)	80

Net cash used in investing activities	(3,718)	(10,761)

Financing activities:
Payment of dividends	(9,424)	(8,578)
Proceeds from issuance of common stock	2,105	716
Net income tax benefit from the exercise of stock options and deferred compensation distributions	(146)	173

Net cash used in financing activities	(7,465)	(7,689)

Effect of exchange rate changes on cash	6,286	4,096

Net increase in cash and cash equivalents	11,260	19,482
Cash and cash equivalents, beginning of period	314,840	188,156

Cash and cash equivalents, end of period	$326,100	$207,638

Supplemental disclosures:
Cash paid during the period for:
Interest, net of capitalized interest	$7,211	$7,904
Income taxes, net of refunds	5,907	8,393

Acquisitions:
Fair value of assets acquired, net of cash	$—	$1,104
Liabilities assumed	—	(42)
Goodwill	—	778

Net cash paid for acquisitions	$—	$1,840

Information by regional segment for the three months ended October 31, 2010 and 2009 is as follows:

					Corporate
					and
(in thousands)	Americas	Europe	Asia-Pacific	Total Region	Eliminations	Total
SALES TO EXTERNAL CUSTOMERS
Three months ended:
October 31, 2010	$145,988	$92,050	$91,550	$329,588	—	$329,588
October 31, 2009	$136,239	$94,335	$87,912	$318,486	—	$318,486

SALES GROWTH INFORMATION
Three months ended October 31, 2010:
Base	4.3%	0.7%	-0.3%	2.0%	—	2.0%
Currency	0.7%	-6.9%	4.4%	-0.5%	—	-0.5%
Acquisitions	2.2%	3.8%	0.0%	2.0%	—	2.0%

Total	7.2%	-2.4%	4.1%	3.5%	—	3.5%

Three months ended October 31, 2009:
Base	-15.2%	-12.3%	-20.4%	-15.9%	—	-15.9%
Currency	-0.1%	-0.7%	0.9%	0.0%	—	0.0%
Acquisitions	0.0%	0.2%	0.0%	0.1%	—	0.1%

Total	-15.3%	-12.8%	-19.5%	-15.8%	—	-15.8%

SEGMENT PROFIT (LOSS)
Three months ended:
October 31, 2010	$39,359	$24,061	$16,829	$80,249	$(3,436)	$76,813
October 31, 2009	$32,801	$24,862	$15,127	$72,790	$(2,920)	$69,870
Percentage increase (decrease)	20.0%	-3.2%	11.3%	10.2%	17.7%	9.9%
NET INCOME RECONCILIATION (in thousands)

	Three months ended:
	October 31,	October 31,
	2010	2009
Total profit for reportable segments	$80,249	$72,790
Corporate and eliminations	(3,436)	(2,920)
Unallocated amounts:
Administrative costs	(31,569)	(30,712)
Restructuring charges	(3,641)	(3,601)
Investment and other income	290	48
Interest expense	(5,687)	(5,162)

Income before income taxes	36,206	30,443
Income taxes	(9,925)	(8,775)

Net income	$26,281	$21,668

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands)

	Fiscal 2011
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$26,281				$26,281
Interest expense	5,687				5,687
Income taxes	9,925				9,925
Depreciation and amortization	12,594				12,594

EBITDA (non-GAAP measure)	$54,487	$—	$—	$—	$54,487

	Fiscal 2010
	Q1	Q2	Q3	Q4	Total
EBITDA (1)
Net income	$21,668	$15,001	$23,695	$21,592	$81,956
Interest expense	5,162	5,163	5,147	5,750	21,222
Income taxes	8,775	4,842	7,193	6,636	27,446
Depreciation and amortization	13,817	13,549	12,910	12,746	53,022

EBITDA (non-GAAP measure)	$49,422	$38,555	$48,945	$46,724	$183,646

(1)	Brady is presenting EBITDA because it is used by many of our investors and lenders, and is presented as a convenience to them. EBITDA represents net income before interest expense, income taxes and depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles (GAAP). The amounts included in the EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Income data. EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company’s operating performance, or as an alternative to operating cash flows as a measure of liquidity. The EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.